Exhibit 99.1

        Techwell Reports Second Quarter 2007 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Aug. 2, 2007--Techwell, Inc., (NASDAQ:TWLL), a leading provider of mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets, today announced financial results for the second quarter ended June 30, 2007.

    Second Quarter and First Half 2007 Highlights:

    --  Reported gross margin of 59 percent in the second quarter

    -- Achieved second quarter net income of $2.6 million, representing $0.12 earnings per diluted share on a GAAP basis

    -- Grew revenues 25 percent during the first half 2007 when compared to the same period of 2006

    Net revenue for the second quarter of 2007 was $14.7 million, compared to net revenue of $13.5 million in the preceding quarter and $12.8 million in the second quarter of 2006.

    Net revenue in the second quarter for each of the Company's product lines consisted of $9.1 million in security surveillance, $1.5 million in LCD display, $3.9 million in video decoders and $238,000 in other revenue. Gross margin for the second quarter of 2007 was 59 percent, compared to gross margin of 57 percent in the preceding quarter and 59 percent in the same period a year ago. Operating expenses for the second quarter of 2007 totaled $5.7 million, or 39 percent of total revenue. This compares to operating expenses of $5.0 million, or 37 percent of revenue, in the preceding quarter and $4.4 million, or 34 percent of revenue, in the same period a year ago.

    Net income for the second quarter of 2007 totaled $2.6 million, or $0.12 per diluted share, which included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $1.2 million, before the tax effect of $283,000, or a charge of $0.04 per diluted share. This compares to net income in the first quarter of 2007 of $2.5 million, or $0.11 per diluted share, and net income of $2.9 million, or $0.15 per diluted share, in the second quarter of 2006. Shares used to compute GAAP net income per diluted share for the second quarter of 2007 totaled approximately 21.8 million shares.

    Cash and cash equivalents, short and long term investments increased by $3.9 million in the quarter resulting in cash and cash equivalents, short and long-term investments of approximately $60.9 million as of June 30, 2007, compared to approximately $54.5 million as of December 31, 2006.

    "Business continued to be solid during the quarter driven by the success of our high-performance products for digital video applications. As a result, we recorded another quarter of year-over-year revenue growth and strong gross margins," stated Hiro Kozato, President and Chief Executive Officer of Techwell, Inc. "During the first six months of 2007, we continued to aggressively invest in research and development and expect as new products come to market they will drive future revenue growth."

    Mr. Kozato further commented, "Revenue from security surveillance accounted for the majority of our revenue growth during the quarter due to the leading market share we have within this space. Our video decoder business grew sequentially and we anticipate this business to grow in 2008 with the introduction of our integrated audio/video decoder. With regard to LCD Display revenues, we continue to believe that our earlier design wins will result in significant future growth. However, we expect LCD Display revenues in the short term will remain constrained by the slowdown in the sale of vehicles installed with entertainment LCD displays and the lack of available small LCD panels. Overall, we are confident in our product road-map and believe we are well-positioned in the markets we serve."

    Business Outlook

    Techwell expects revenue for the third quarter of 2007 to be in a range of $14.5 million to $15.5 million.

    Second Quarter 2007 Financial Results Conference Call and Web Cast

    Techwell, Inc. will host a conference call with the financial community today, August 2, 2007, at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company's Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 888-679-8037 with the conference ID number 13496585. International participants should dial 617-213-4849 and provide the same pass code at the prompt. A telephone replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET Thursday, August 9, 2007. The replay number is 888-286-8010 with a pass code of 58528196. International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the Web cast will also be available on the Company's web site.

    Forward-Looking Statements

    This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to the expected impact of Techwell's research and development investments on future products and revenue, the growth of Techwell's video decoder business in 2008, the anticipated impact of earlier design wins on Techwell's LCD Display business, expectations regarding Techwell's LCD Display revenues in the short-term and statements related to anticipated revenues for the third quarter of 2007. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the second quarter of 2007 are different than the results set forth in this press release, Techwell's dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell's products, competition, dependence on key and highly skilled personnel, the ability to develop new products and enhance existing products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2007. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

    About Techwell

    Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 100 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

    Non-GAAP Reporting

    Techwell reports both GAAP and non-GAAP measures to evaluate our financial results. The non-GAAP measures used are: net income, excluding stock-based compensation expense and related tax effect, and net income per diluted share, excluding stock-based compensation expense and related tax effect. We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We also believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

    Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.


                            TECHWELL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                     Three Months    Six Months Ended
                                         Ended
                                       June 30,          June 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------


Revenues                           $14,743  $12,800  $28,260  $22,601

Cost of Revenues                     5,989    5,241   11,780    9,738

                                   -------- -------- -------- --------
Gross Profit                         8,754    7,559   16,480   12,863
                                   -------- -------- -------- --------

Operating Expenses
  Research and development           2,870    2,461    5,085    4,951
  Selling, general and
   administrative                    2,874    1,884    5,632    3,702
                                   -------- -------- -------- --------
          Total operating expenses   5,744    4,345   10,717    8,653
                                   -------- -------- -------- --------

  Income from operations             3,010    3,214    5,763    4,210
  Interest income                      737      252    1,416      407
                                   -------- -------- -------- --------

  Income before income taxes         3,747    3,466    7,179    4,617
  Provision for income taxes        (1,106)    (588)  (2,074)    (754)
                                   -------- -------- -------- --------

Net income                         $ 2,641  $ 2,878  $ 5,105  $ 3,863
                                   ======== ======== ======== ========

Net income per share
  Basic                            $  0.13  $  0.52  $  0.25  $  0.77
                                   ======== ======== ======== ========
  Diluted                          $  0.12  $  0.15  $  0.23  $  0.20
                                   ======== ======== ======== ========


Shares used in computing net income
 per share
  Basic                             20,765    5,521   20,701    4,995
  Diluted                           21,826   19,163   21,810   19,022



                            TECHWELL, INC.
                  RECONCILIATION OF GAAP NET INCOME
                        TO NON-GAAP NET INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                     Three Months    Six Months Ended
                                         Ended
                                       June 30,          June 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------

GAAP net income                    $ 2,641  $ 2,878  $ 5,105  $ 3,863

Stock-based compensation expenses:
  Cost of Revenues                      71       24      116       37
  Research and development             517      138      835      735
  Selling, general and
   administrative                      591      252      977      465
                                   -------- -------- -------- --------
           Total stock-based
            compensation expenses    1,179      414    1,928    1,237
                                   -------- -------- -------- --------

Tax effect on stock-based
 compensation expenses                (283)     (20)    (441)     (26)

Non-GAAP net income                $ 3,537  $ 3,272  $ 6,592  $ 5,074
                                   -------- -------- -------- --------

Non-GAAP net income per share
  Basic                            $  0.17  $  0.59  $  0.32  $  1.02
                                   ======== ======== ======== ========
  Diluted                          $  0.16  $  0.17  $  0.30  $  0.27
                                   ======== ======== ======== ========

Shares used in computing net income
 per share
  Basic                             20,765    5,521   20,701    4,995
  Diluted                           21,826   19,163   21,810   19,022


In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the operating results presented contains non-GAAP financial measures that excludes the income statement effects of stock-based compensation expense.

We believe that the non-GAAP measures, excluding stock-based compensation expense, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.


                            TECHWELL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                                              June 30,     December
                                                              31,
                                                  2007       2006
                                             -----------   ---------
                                             (unaudited)   (audited)
Assets
Current Assets:
  Cash and cash equivalents                     $13,177    $ 13,201
  Short-term investments                         39,095      36,364
  Accounts receivable                             2,438       2,765
  Inventory                                       4,791       4,584
  Prepaid expenses and other assets               1,976       1,406
                                             -----------   ---------
           Total Current Assets                  61,477      58,320

  Property and equipment - net                    1,003         625
  Long-term investments                           8,634       4,963
  Other assets                                      160          85
                                             -----------   ---------
  Total Assets                                  $71,274    $ 63,993
                                             ===========   =========


Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts payable                              $ 3,341    $  3,503
  Accrued expenses and other liabilities          2,167       3,344
                                             -----------   ---------
           Total Current Liabilities              5,508       6,847

  Deferred rent                                     212           -
                                             -----------   ---------
  Total Liabilities                               5,720       6,847
                                             -----------   ---------

Stockholders' Equity:
  Common stock                                       21          21
  Additional paid-in capital                     70,807      67,734
  Deferred stock compensation                      (304)       (546)
  Accumulated comprehensive loss                    (51)        (39)
  Accumulated deficit                            (4,919)    (10,024)
                                             -----------   ---------
  Total Stockholders' Equity                     65,554      57,146

                                             -----------   ---------
  Total Liabilities and Stockholders' Equity    $71,274    $ 63,993
                                             ===========   =========


    CONTACT: Company Contact:
             Techwell, Inc.
             Mark Voll, 408-435-3888
             Chief Financial Officer
             investor@techwellinc.com
             or
             Investor Contact:
             Shelton Group, Investor Relations
             Jim Mathias, 972-239-5119 ext. 115
             jmathias@sheltongroup.com
             or
             Media Contact:
             Morphoses
             Public Relations & Marketing Firm
             Sabrina Joseph, 408-726-1577
             techwellpr@morphoses.com